EXHIBIT 23.2

CONSENT OF JEFFREY PONTIUS

The undersigned, Jeffrey Pontius, hereby states as follows:

I, Jeffrey Pontius, supervised the preparation of the scientific and technical information that forms the basis for the NBP disclosure in this Quarterly Report on Form 10-Q and approved the disclosure in this Quarterly Report on Form 10-Q related thereto (the “Approval Statement”) which is incorporated by reference into the Company’s Registration Statement on Form S-8 (333-198689).

I hereby consent to the Approval Statement and the reference to my name in the Form 10-Q as incorporated by reference into the Form S-8 (333-198689).

Date: April 11, 2017	By:	/s/ Jeffrey Pontius

	Name:	Jeffrey Pontius